UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2014

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

FCC Revolving Loan and Security Agreement

On April 25, 2014, Lighting Science Group Corporation, a Delaware corporation (the “Company”), and its domestic material wholly-owned subsidiary, BioLogical Illumination, LLC, a Delaware limited liability company (“BioLogical”; and collectively with the Company, the “Borrowers”), entered into a Loan and Security Agreement (the “FCC Revolving Loan Agreement”) by and among the Borrowers, the financial institutions from time to time party thereto as lenders (the “Lenders”), and FCC, LLC, d/b/a First Capital, as administrative agent for the Lenders (“FCC”), pursuant to which the Lenders have agreed to provide the Borrowers with a revolving credit line in the maximum amount of $22.5 million (the “Maximum Line Amount”).

Under the FCC Revolving Loan Agreement, funds may be borrowed and re-borrowed on a revolving basis by the Borrowers, from the closing date through April 25, 2017 (the “Termination Date”). Borrowings under the FCC Revolving Loan Agreement are limited by a borrowing base equal to (i) the sum of (A) 85% of certain eligible accounts and (B) the lesser of (a) $10 million and (b) the sum of (x) the lesser of (1) 65% of the dollar value of certain eligible inventory and (2) 85% of the net orderly liquidation value of such eligible inventory, (y) 65% of certain other inventory and (z) the lesser of (1) $4.5 million and (2) the lesser of 65% of the dollar value or 85% of the net orderly liquidation value of eligible inventory that is in-transit, minus (ii) the sum of reserves established by FCC and the amount of outstanding letter of credit obligations. Borrowings under the FCC Revolving Loan Agreement bear interest at a floating rate equal to one month LIBOR plus 4.0% per annum, provided that, during a default, interest shall accrue at a rate equal to LIBOR plus 7.0% per annum.

Borrowers are required to pay certain fees to FCC under the FCC Revolving Loan Agreement including:

(i)	an annual fee equal to the greater of $225,000 and 1.0% of the Maximum Line Amount;

(ii)	a monthly administration fee of $5,000;

(iii)	an unused fee at the rate of 0.50% per annum on the daily average unused portion of the Maximum Line Amount, payable monthly in arrears; and

(iv)	in the event the FCC Revolving Loan Agreement is terminated prior to the Termination Date, an early termination fee equal to 3.0% of the Maximum Line Amount if terminated prior to the first anniversary, 2.0% of the Maximum Line Amount if terminated prior to the second anniversary but after the first anniversary, and 1.0% of the Maximum Line Amount if terminated after the second anniversary but prior to the Termination Date.

The FCC Revolving Loan Agreement also provides for the issuance of letters of credit in an amount up to $2.5 million outstanding at any time.

The obligations of the Borrowers under the FCC Revolving Loan Agreement are secured on a first lien basis by substantially all of the assets of the Borrowers and certain domestic wholly-owned subsidiaries of the Company (the “Guarantors”) (subject to certain permitted liens). On the closing date, the initial loans drawn under the FCC Revolving Loan Agreement were used to pay in full and terminate all of the “delayed draw term loans” under that certain Term Loan Agreement dated as of February 19, 2014, between Medley Capital Corporation (“Medley”), the lenders party thereto, and the Company (the

“Medley Term Loan Agreement”). Proceeds of all loans borrowed after the closing date may only be used for general working capital and other purposes expressly permitted by the FCC Revolving Loan Agreement. FCC’s liens on the assets of Borrowers and Guarantors are subject to the terms of an Intercreditor Agreement dated April 25, 2014, by and among FCC, as first lien agent, Medley, as second lien agent and the Company.

The FCC Revolving Loan Agreement also contains customary representations, warranties and defaults for a facility of this nature and affirmative and negative covenants, such as restrictions on indebtedness, liens, distributions, investments, sale of assets and transactions with affiliates. The FCC Revolving Loan Agreement is also subject to certain financial covenants, including: (i) at such time that Borrowers’ availability under the FCC Revolving Loan Agreement is less than $3 million, the Borrower shall maintain a certain minimum amount of trailing twelve-month EBITDA and (ii) Borrowers shall maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 beginning in March 2015. Additionally, Borrowers are not permitted to make capital expenditures in excess of $1.5 million per year.

A default may be declared, and outstanding loans may become due and payable in full upon the occurrence of certain events, such as: non-payment of any loan or interest, breach of any covenants, non-payment of certain insurance premiums, certain material representations or warranties prove to be untrue, certain material defaults under the Medley Term Loan Agreement, suspension of any of Borrower’s business, insolvency, certain judgments, a change of control or the occurrence of any material adverse change, as further specified in the FCC Revolving Loan Agreement.

On April 25, 2014, Pegasus Capital Advisors, L.P. (“Pegasus”), RW LSG Holdings LLC (“RW”), and RW LSG Management Holdings LLC (“RW LSG,” and together with RW, “Riverwood”), as the “Primary Investors” of the Company’s Series H Convertible Preferred Stock and Series I Convertible Preferred Stock, respectively, and as joint “Primary Investors” of the Company’s Series J Convertible Preferred Stock, each consented to the FCC Revolving Loan Agreement.

Certain investors including Pegasus, Riverwood, Zouk Ventures Limited, and Portman Limited (the “Investors”) also entered into a Service Fees Subordination Agreement, dated as of April 25, 2014, by and among the Investors, the Borrowers, and FCC, as agent, whereby the Investors agreed to subordinate all of the Company’s obligations to pay certain fees under their respective agreements.

The foregoing description of the FCC Revolving Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

First Amendment to Medley Term Loan Agreement

On April 25, 2014, the Company entered into the First Amendment to the Medley Term Loan Agreement (the “First Amendment”) by and among the Company, Medley and the lenders party thereto. Among other things, the First Amendment (i) terminates the “delayed draw term loans” under the Medley Term Loan Agreement, (ii) permits the indebtedness under the FCC Revolving Loan Agreement, secured by substantially all assets of the Borrowers and the other guarantors, on a first priority basis, and (iii) makes certain other changes to conform to certain provisions, covenants and terms of the FCC Revolving Loan Agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report under the heading FCC Revolving Loan and Security Agreement related to the FCC Revolving Loan Agreement is incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: May 1, 2014	By:	/s/ Thomas C. Shields
		Name:	Thomas C. Shields
		Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Loan and Security Agreement, dated April 25, 2014, by and between Lighting Science Group Corporation, Biological Illumination, LLC, FCC, LLC, d/b/a First Capital, in its capacity as agent, and various financial institutions.

10.2	First Amendment to Term Loan Agreement, dated April 25, 2014, by and among Lighting Science Group Corporation, the Lenders signatory hereto, and Medley Capital Corporation, as administrative agent for the Lenders.